As filed with the Securities and Exchange Commission on June 23, 2005

Registration No. 333-82506

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM S-8
(POST-EFFECTIVE AMENDMENT NO. 1)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EL PASO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0568816 (I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(713) 420-2131
(Address, including zip code, of Principal Executive Offices)

El PASO CORPORATION
OMNIBUS PLAN FOR MANAGEMENT EMPLOYEES
(Full title of the plan)

Robert W. Baker, Esq.
Executive Vice President and General Counsel
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(713) 420-2600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

EXPLANATORY STATEMENT

El Paso Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (the “Post-Effective Amendment”) to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February 11, 2002, File No. 333-82506 (the “2002 S-8”), with respect to shares of the Registrant’s common stock, par value $3 per share (the “Common Stock”), thereby registered for offer or sale pursuant to the Registrant’s Omnibus Plan for Management Employees (the “Omnibus Plan”). A total of 21,000,000 shares of Common Stock were registered for issuance under the 2002 S-8.

On May 26, 2005, the shareholders of the Registrant approved the 2005 Omnibus Incentive Compensation Plan and the 2005 Compensation Plan for Non-Employee Directors (the “2005 Plans”). No future awards will be made under the Omnibus Plan. The total number of shares of Common Stock available for grant under the Omnibus Plan that were registered pursuant to the 2002 S-8, but not actually subject to outstanding awards, as of June 23, 2005, was 21,000,000 (the “Excess Shares”). The 21,000,000 Excess Shares are hereby deregistered. The 2002 S-8 otherwise continues in effect as to the balance of the shares of Common Stock remaining available for offer or sale pursuant thereto.

The Registrant will file two Registration Statements on Form S-8 to register the shares of Common Stock available for offer or sale pursuant to the 2005 Plans (the “2005 S-8s”).

In accordance with Rule 457(p) of the Securities Act of 1933, as amended, this Post-Effective Amendment is hereby filed to carry over the registration fees paid for the 21,000,000 Excess Shares that were previously registered pursuant to the 2002 S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment on Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 23 day of June 2005.

EL PASO CORPORATION

By:	/s/ Douglas L. Foshee
Douglas L. Foshee
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date

/s/ Douglas L. Foshee	President, Chief Executive Officer and Director	June 23, 2005
Douglas L. Foshee	(Principal Executive Officer)

/s/ D. Dwight Scott	Executive Vice President and Chief Financial Officer	June 23, 2005
D. Dwight Scott	(Principal Financial Officer)

/s/ Jeffrey I. Beason	Senior Vice President and Controller	June 23, 2005
Jeffrey I. Beason	(Principal Accounting Officer)

/s/ Ronald L. Kuehn, Jr.	Chairman of the Board	June 23, 2005
Ronald L. Kuehn, Jr.

/s/ Juan Carlos Braniff	Director	June 23, 2005
Juan Carlos Braniff

/s/ James L. Dunlap	Director	June 23, 2005
James L. Dunlap

/s/ Robert W. Goldman	Director	June 23, 2005
Robert W. Goldman

/s/ Anthony W. Hall, Jr.	Director	June 23, 2005
Anthony W. Hall, Jr.

/s/ Thomas R. Hix	Director	June 23, 2005
Thomas R. Hix

/s/ William H. Joyce	Director	June 23, 2005
William H. Joyce

/s/ J. Michael Talbert	Director	June 23, 2005
J. Michael Talbert

/s/ Robert F. Vagt	Director	June 23, 2005
Robert F. Vagt

/s/ John L. Whitmire	Director	June 23, 2005
John L. Whitmire

/s/ Joe B. Wyatt	Director	June 23, 2005
Joe B. Wyatt